SUBLEASE

This SUBLEASE is made as of August 30, 2013 by and between Stream Global Services, Inc., a Delaware corporation, with a principal place of business located at 20 William St., Suite 310, Wellesley, MA 02481 (“Sublessor”), and Arch Therapeutics, a Nevada company with a principal place of business located at One Broadway, 14th Floor, Cambridge, MA 02142 (“Sublessee”).

RECITALS:

A.           Pursuant to that certain Lease dated October 6, 2008, as amended (the “Main Lease”), between Stream Global Services, Inc., as Tenant and MA – Wellesley, LLC as Landlord, copies of which are attached hereto as Exhibit A, Sublessor is leasing approximately 2,322 rentable square feet of office space located in the building known and numbered as 20 William St., Suite 270, Wellesley, MA 02481 Massachusetts, (the “Building”) as more specifically described in the Main Lease.

B.           Sublessor has agreed to sublease the aforesaid 2,322 rentable square feet of space located in the Building, in accordance with the use provisions in the Main Lease, which space is shown on the Plan attached hereto as Exhibit B (the “Sublease Premises”), to Sublessee for the Sublease Term, on the terms and conditions stated herein.

C.           Capitalized terms not otherwise defined herein shall have the meaning set forth in the Main Lease.

AGREEMENTS:

In consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.          Incorporation of Main Lease: Obligations of Sublessee.

(a.) Except to the extent inconsistent with the terms and conditions of this Sublease, all terms and conditions of the Main Lease are hereby incorporated into this Sublease and shall govern Sublessee’s use and occupancy of the Sublease Premises in the same manner as if Sublessee were the tenant under the Main Lease, Sublessor were the Landlord under the Main Lease, the Sublease Premises were the Demised Premises under the Main Lease, and the Sublease Term were the term under the Main Lease, provided, however, that whenever the obligations of Sublessor to Sublessee derive from the obligations of Landlord to Sublessor (including, without limitation, any consent or approval of Landlord), the maximum obligation of Sublessor shall be to use reasonable efforts to seek to obtain appropriate action on the part of Landlord.

(b.) Sublessee shall, in no case, have any rights in respect of the Subleased Premises greater than Sublessor’s rights under the Main Lease and Sublessor shall have no liability to Sublessee for any matter whatsoever for which Sublessor does not have at least co-extensive rights, as tenant, against the Landlord under the Main Lease.

(c.) The performance by Sublessor of any of the terms and conditions of this Sublease upon the Sublessor’s part to be performed shall be subject and dependent upon the performance by the Landlord of its obligations under the Main Lease terms, covenants, conditions and provisions, express or implied, and Sublessor shall be under no obligation or liability whatsoever to the Sublessee in the event that the Landlord shall fail to perform any of the terms or conditions contained therein on the part of the Landlord to be performed.

(d.) Notwithstanding any other provision hereof, if Landlord shall default in any of its obligations to Sublessor with respect to the Sublease Premises, Sublessor shall, upon written request of Sublessee, use diligent efforts to cause Landlord to comply with its obligations, and, at its sole cost and expense, Sublessee shall be entitled to participate with Sublessor in the enforcement of Sublessor’s rights against Landlord (and to receive and retain any recovery or relief obtained, less Sublessor’s expenses, with respect to the Sublease Premises).

(e.) In furtherance of the foregoing, Sublessee hereby assumes and agrees to perform and observe each and every covenant, obligation and condition on the part of the Sublessor to be performed as Tenant under the Main Lease with respect to the Sublease Premises accruing during the Sublease Term, including, without limiting the generality of the foregoing, all use related covenants and restrictions, all maintenance, repair and surrender obligations, and all indemnification covenants.

(f.) Sublessee covenants and agrees to comply with the terms and provisions of the Main Lease, to the extent the same are not inconsistent with the terms and provisions of this Sublease, and Sublessee agrees to indemnify, defend and hold harmless the Sublessor from and against any and all loss, cost, expense, liability or damage (direct, special, consequential or incidental) incurred by Sublessor as a result of any breach by Sublessee of the foregoing covenants and agreements.

(g.) Provided Sublessor uses good faith to fulfill its obligations set forth in the first paragraph of this Section 1, Sublessee acknowledges that Sublessor shall never be liable to Sublessee for any breach on the part of the Landlord to perform any of its obligations under the Main Lease. If, by reason of any of the terms and provisions of the Main Lease, the Landlord would have the right to terminate the Main Lease, and Landlord does so terminate, then Sublessor shall be entitled to terminate this Sublease and, in the event that the Main Lease shall terminate for any reason whatsoever, this Sublease shall thereupon terminate without any liability on the part of the Sublessor to Sublessee, except as otherwise expressly set forth in this Sublease.

(h.) Sublessor agrees to give Sublessee a copy of any notice Sublessor receives from Landlord asserting that Sublessor is in default under the Main Lease promptly upon receipt of same by Sublessor.

(i.) Nothing contained in this Sublease shall be construed to create privity of estate or of contract between Sublessee and the Landlord. Sublessee shall not do or permit to be done any act or thing, which will constitute a breach or violation of any of the terms, covenants, conditions or provisions of the Lease.

(j.) Sublessor’s refusal to consent to or approve any matter or thing, whenever Sublessor’s consent or approval is required under the terms of this Sublease, shall be deemed reasonable if, inter alia, the Landlord has refused to give such consent or approval, pursuant to the terms of the Main Lease.

(k.) Sublessee shall have no option to renew this Sublease unless agreed to by the Landlord in writing and upon such event Sublessor will be released from any and all obligations to Landlord, unless such obligations accrued prior to the commencement of such renewal term, and such renewal will be directly between Sublessee and Landlord.

2.          Demise of Sublease Premises; Term.

(a) Sublessor hereby leases to Sublessee, and Sublessee hereby leases from Sublessor, on the terms and conditions set forth herein, the Sublease Premises, TO HAVE AND TO HOLD for a period commencing on October 1, 2013 (or such later date as Landlord consent is received by Sublessee, but no earlier than thirty (30) days from Sublease execution) (the “Commencement Date”) and terminating on March 31, 2015, unless sooner terminated as herein provided or as provided in the Main Lease (the “Sublease Term”).

(b.) This Sublease, and the rights and obligations of Sublessor and Sublessee under this Sublease, are subject to the condition that Landlord consent to this Sublease, and this Sublease shall be effective only upon the receipt by Sublessee of Landlord’s written consent to this Sublease, including an express consent to Sublessee’s use of the Sublease Premises for the permitted uses; and

(c.) Provided that the Landlord’s written consent has been obtained, Sublessor shall permit Sublessee to have reasonable access, at reasonable times, to the Sublease Premises prior to the commencement of the Sublease Term for the purpose of preparing the space for occupancy by Sublessee. Sublessee acknowledges and agrees that such access shall be at the sole risk of Sublessee and Sublessee shall be responsible for all damage to person or property arising out of such access to the Sublease Premises prior to commencement of the Sublease Term, including loss or theft of Sublessee’s personal property. Prior to obtaining access to the Sublease Premises, Sublessee shall provide Sublessor with proof of insurance coverage as required pursuant to Paragraph 7 hereof.

3.          Annual Base Rent. Sublessee covenants and agrees to pay to Sublessor, with respect to the Sublease Term, Annual Base Rent at the per annum rate as follows:

$26.00/RSF/per annum

on the first day of each and every calendar month during the Sublease Term, commencing on Commencement Date, without notice, setoff or deduction, at the Sublessor’s address, as set forth herein, or at such other place or to such other person as Sublessor may from time to time designate in writing to Sublessee. With respect to any partial month at the beginning or end of the Sublease Term, the Annual Base Rent due under this Sublease shall be prorated accordingly. Any abatement or reduction of rent to which Sublessor is entitled as tenant under the Main Lease, shall be passed through to Sublessee as a corresponding proportionate abatement under this Sublease.

4.          Additional Rent.

(a.) Sublessee shall not be obligated to pay to Sublessor or Landlord Additional Rent as described in the Main Lease, except that Sublessor’s obligation to provide statements referenced to shall be 10 business days after actual receipt of such statements by Sublessor from Landlord. Moreover, there shall be no “Additional Rent” pass through expenses for any surcharges whatsoever from the Sublessor to Sublessee.

(b.) Utility Usage. Commencing on the Commencement Date, Sublessee shall be responsible for payment of electricity, which is separately itemized on invoice from Landlord, according to Sublessee usage during the Sublease Term in connection with the Sublease Premises. Upon presentation of the itemized invoice from Sublessor, Sublessee shall pay Sublessor the amount of each such bill for utility consumption in connection with the Sublease Premises. With respect to any partial month at the beginning or end of the Sublease Term, the aforesaid monthly utility consumption amount due under this Sublease shall be pro-rated accordingly.

5.          First Month’s Rent; Security Deposit.

(a.) Simultaneously with the execution hereof, Sublessee shall pay to Sublessor the sum of $10,062.00, or such prorated amount should Commencement Date be later than October 1, 2013, representing the rent due hereunder for the first two (2) months.

(b.) In addition, simultaneously with the execution hereof, Sublessee shall pay to Sublessor the sum of $10,062.00 as a security deposit hereunder (the Security Deposit”). The Security Deposit will be held by Sublessor as security and without any obligation to segregate the Security Deposit from other funds held by Sublessor or to accrue interest thereon for the benefit of Sublessee, for and during the Sublease Term. If Sublessee fails to pay the Annual Base Rent or any other charges due hereunder, or fails to fulfill any of its obligations hereunder, or otherwise defaults with respect to any provision of this Sublease, after notice and the expiration of applicable cure periods Sublessor shall have the right to draw the lesser of (a) the entire amount of the Security Deposit or (b) so much of the Security Deposit as equals the defaulted payment(s), plus any interest or other charges due thereon in accordance with this Sublease, for the payment of any such amount or charge due hereunder, to pay any other sum to which Sublessor may become obligated by reason of Sublessee’s default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. The Sublessee shall not have the right to call upon Sublessor to apply all or any part of the Security Deposit to cure any default or fulfill any obligation of Sublessee hereunder, but such use shall be solely in the discretion of Sublessor. If Sublessor elects to make a partial draw upon the Security Deposit, Sublessee shall immediately upon demand by Sublessor restore the Security Deposit to its original amount of $10,062 and the failure to do so by Sublessee shall constitute an event of default hereunder. Sublessor’s election to make a partial draw upon the Security Deposit shall in no event prejudice or waive Sublessor’s right to terminate this Sublease if permitted under applicable provisions of this Sublease, nor shall such election prejudice or waive any other remedy of Sublessor reserved under the terms of this Sublease. Said Security Deposit, or so much thereof as has not heretofore been drawn or applied by Sublessor, shall be returned, without payment of interest or other amount for its use, to Sublessee within twenty (20) days following the expiration of the term hereof, or termination of this Sublease, and after Sublessee has vacated the Sublease Premises. Sublessee acknowledges that the Security Deposit is not an advance payment of any kind or a measure of Sublessor’s damages in the event of Sublessee’s default. Sublessee hereby waives the provisions of any law which is inconsistent with the above provisions.

6.          Condition of the Premises. By its execution hereto, Sublessee acknowledges that Sublessee has inspected the Sublease Premises and accepts the same “AS IS” on the date of said inspection, except that Sublessor provided that carpets in the Sublease Premises are steam cleaned before Sublessee moves in and will abandon all in place wiring. Sublessee shall be allowed to relocate and/or store excess furniture, fixtures and equipment and reconfigure as needed. Sublessor shall have no obligation or duty to Sublessee regarding the preparation of the Sublease Premises for occupancy by Sublessee other than to deliver the Sublease Premises in “broom clean” condition, demised, free of all tenants and occupants on or before the Commencement Date.

7.          Insurance. Sublessee shall be responsible for insuring its own personal property and trade fixtures against loss from fire, theft or other casualty. In addition, Sublessee shall maintain all insurance policies required under the terms of the Main Lease, including Section 14 thereof, and shall name the Sublessor and the Landlord as additional insureds thereunder, as their respective interests may appear, and shall provide Sublessor and Landlord with certificates of insurance evidencing said insurance coverages prior to Sublessee’s access to the Sublease Premises and prior to the commencement of the Sublease Term.

8.          Signage. Sublessee’s rights to signage shall be subject Sublessor’s and Landlord’s consent.

9.          Maintenance, Repairs, Cleaning and Trash Removal. Sublessee covenants and agrees to maintain and repair the Sublease Premises according to requirements of the terms and provisions of the Main Lease.

10.         Indemnification. Sublessee agrees to indemnify Sublessor and Landlord to the extent and in the nature provided in the Main Lease.

11.         Assignment; Subletting. The provisions of Section 11 of the Main Lease shall govern any assignment of this Sublease by Sublessee or any subletting by Sublessee of the Sublease Premises in whole or in part. Without limiting the generality of the foregoing, any assignment or subletting by Sublessee may be made only with the prior written consent of Landlord, which shall be granted or withheld in accordance with the Main Lease, and Sublessee shall comply in all respects with all of the conditions and requirements contained in Section 11 of the Main Lease.

12.         Access. Sublessee hereby grants to Sublessor and Landlord the same rights of access to the Sublease Premises as are provided in the Main Lease. In order to facilitate such access, Sublessee shall provide Sublessor and Landlord with keys to the Sublease Premises, which shall be used strictly in accordance with the Main Lease.

Sublessor shall provide a) access to the tel/data closet with high speed internet on the 3rd floor (the “Tel/Data Closet”), b) access to the security system for premises entry c) use of furniture, fixtures and equipment that Sublessee elects to retain on the Sublease Premises (“FF&E”), and d) use of in place wiring. Access to the Tel/Data Closet with high speed internet must be scheduled with Sublessor in advance and shall only be permissible during normal business hours by their designated representative (“Designated Representative”). Designated Representative accessing the Tel/Data Closet must be accompanied at all times during such access. For the avoidance of doubt, at no time shall Sublessee or any Designated Representative or subcontractor of Sublessee be permitted unaccompanied access to the Tel/Data closet.

13.         Surrender of Sublease Premises. At the expiration or prior termination of this Sublease, Sublessee will remove its goods and effects and will leave the Sublease Premises in the same condition and repair as they were delivered other than reasonable wear and tear.

14.         Security. All security for the Sublease premises shall be Sublessee’s sole responsibility and expense.

15.         Default by Sublessee. Notwithstanding anything in the Main Lease to the contrary, for the purposes of determining applicable grace periods hereunder, Sublessee’s grace periods hereunder shall be two days less than any such grace period granted to Sublessor under the Main Lease. Any act or omission that would constitute a default under the Main Lease shall constitute a default under this Sublease, including, without limiting the generality of the foregoing, a default in the payment of any installment of Annual Base Rent, and Sublessor shall have all of the rights and remedies afforded Landlord under the Main Lease with regard to any default by Sublessee hereunder, in addition to any and all other remedies provided by law to a landlord upon default by a tenant. Sublessee shall be liable to Sublessor for all losses and damages for any such Sublessee’s default as set forth in the Main Lease, in addition to any other damages provided and allowed by law.

16.         Notices. All notices required or permitted hereunder shall be in writing and shall be deemed duly served if and when delivered by hand, with a written acknowledgement of receipt, or delivered by recognized overnight courier, such as Federal Express, or mailed by registered, certified or express mail, postage prepaid, return receipt requested, and addressed:

If to Sublessor:

Stream Global Services, Inc.

20 William St.

Suite 310

Wellesley, MA 02481

Attn: General Counsel

If to Sublessee:

If to Landlord:

MA Wellesley, LLC

c/o Equity Office

125 Summer St., 17th Floor

Boston, MA 02110

Attn: Property Manager

Any of the persons named in this Section may change the address for notices by written notice sent to each of the other persons at the addresses as set forth herein.

17.         Amendment. This Sublease may not be amended, altered or modified except by an instrument in writing and executed by Landlord, Sublessor and Sublessee.

18.         Brokerage. Sublessee and Sublessor warrant and represent to each other and Landlord that it has not dealt with any broker or finder in connection with this Sublease or the Sublease Premises, except Landmark Real Estate Advisors, and agree to hold harmless and indemnify the other and Landlord for any loss, cost, damage and expenses, including reasonable attorney’s fees, incurred by the other or Landlord for any breach of the foregoing. Sublessor shall be responsible to both brokers for any brokerage commission due on account of this Sublease.

19.         SUBLESSORS’S REPRESENTATIONS, WARRANTIES and COVENANTS: Notwithstanding anything to the contrary contained herein, Sublessor represents, warrants and covenants as follows:

(a) Sublessor, as the Assignee, is the holder of the entire interest of the tenant under the Main Lease,

(b) The copy of the Main Lease attached hereto as Exhibit A is true, accurate and complete, and has not been modified, amended or terminated and is in full force and effect except as otherwise set forth herein,

(c) Sublessor, to the best of its knowledge, is not in default under the Main Lease, nor has Sublessor done or failed to do anything which with notice, the passage of time or both could ripen into a default,

(d) To the best of Sublessor’s knowledge, Landlord is not in default under the Main Lease, nor has Landlord done or failed to do anything which with notice, the passage of time or both could ripen into a default,

(e) All monthly Base Rent and any other charges due and payable under the Main Lease have been paid as billed or required in the normal course through the date of this Sublease,

(f) All consents and approvals required to allow this Sublease to be valid and effective have been obtained and all termination rights, rights of first offer, or rights of refusal with respect to the Sublease Premises have been waived, including any required under the Main Lease, except for the consent of the Landlord,

(g) This Sublease does not violate any provision of the Main Lease or any provision of any instrument, lease or other encumbrance affecting the Sublease Premises and to which the Main Lease is subordinate, and is permitted thereby as of right, except as set forth in subsection (f) above,

20. Hazardous Materials. As to any obligations that are Sublessor’s obligations under the Main Lease in its capacity as Tenant, the Sublessee specifically acknowledges its obligations under the Main Lease and agrees to indemnify and holds harmless the Sublessor from any and all liability with respect to Sublesee’s actions or failure to act concerning the covenants contained therein.

21. Landlord's Consent.

(a.) This Sublease does not constitute an offer to sublease the Subleased Premises to Sublessee and Sublessee shall have no rights with respect to the leasing of the Subleased Premises unless and until Sublessor, in its sole and absolute discretion, elects to be bound hereby executing and unconditionally delivering to Sublessee an original counterpart hereof along with Landlord’s consent form executed by all the parties.

(b.) Sublessor and Sublessee each acknowledge and agree that this Sublease is subject to the unconditional consent of Landlord. Sublessor shall diligently pursue Landlord's consent hereto in accordance with the terms of the Lease, provided, however that in no event shall Sublessor be required to expend any sums (other than reasonable legal fees customarily incurred by sublessors in connection with obtaining consents for subleases) or bring any lawsuits or other legal proceedings in order to obtain such consent; and if Landlord shall fail or refuse to give such consent, such failure or refusal shall invalidate this Sublease and all the terms and conditions contained herein will be of no force and effect and neither party shall have any liability to the other hereunder. In the event that Landlord's consent is not obtained within thirty (30) days following the date hereof, either party shall have the right to terminate this Sublease by notice to the other, upon which notice, this Sublease shall be deemed terminated and of no further force and effect and neither party shall have any liability to the other hereunder. Sublessor shall be responsible for Landlord review fees for consent.

22. This Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors, successors in interest and assigns.

EXECUTED under seal as of the day and year first above written.

Sublessor:

By:	/s/ Matthew A. Ebert
Name: Matthew A. Ebert
Title: Corporate Secretary
hereunto duly authorized

Sublessee:

By:	/s/ Terrence W. Norchi, M.D.
Name: Terrence W. Norchi, M.D.
Title: CEO
hereunto duly authorized

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